SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 17, 2009

WINDTAMER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

000-53510	16-1610794
(Commission File Number)	(IRS Employer Identification No.)

6053 Ely Avenue, Livonia, New York	14487
(Address of Principal Executive Offices)	(Zip Code)

(585) 346-6442

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On December 17, 2009, the Board of Directors of WindTamer Corporation (the “Company”) appointed Mark Matthews as Vice President of Sales and Marketing of the Company, effective December 17, 2009.  Mr. Matthews, age 37, will report to the Company's President, William A. Schmitz.

In connection with this appointment, the Company entered into an Employment Agreement with Mr. Matthews dated December 17, 2009 (the “Employment Agreement.”), a Stock Option Award Agreement dated December 17, 2009 (the "Stock Option Award Agreement"), and a Stock Award Agreement dated December 17, 2009 (the "Stock Award Agreement").  A copy of the Employment Agreement, the form of the Stock Award Agreement, and the form of the Stock Option Award Agreement are filed herewith as Exhibits 10.1., 10.2, and 10.3 respectively, and are incorporated herein by reference.

The Employment Agreement provides for an initial three year employment term, which term automatically renews for successive one year terms unless terminated by Mr. Matthews or the Company at least sixty days prior to the end of the term or any subsequent renewal term.  Mr. Matthews’ base compensation will be $175,000. In addition to his base salary, Mr. Matthews will receive commission payments equal to 5% of all sales of the Company in 2010, to be adjusted annually by the Chief Executive Officer, with mutually agreed upon margin requirements. Under the terms of the Employment Agreement and Stock Option Award Agreement, Mr. Matthews was also granted stock options to purchase 150,000 shares of the Company's common stock under the Company's 2008 Equity Incentive Plan, which shall vest in three equal installments on the anniversary of his start date, at an exercise price set at the last trading price of the Company's common stock on the OTCBB on December 17, 2009.  Under the terms of the Employment Agreement and Stock Award Agreement, Mr. Matthews was also granted a stock award covering 25,000 shares of common stock under the Company's 2008 Equity Incentive Plan, which shall vest in full January 5, 2010.

Mr. Matthews is subject to a non-competition covenant during the term of his employment and for a period of one (1) year thereafter. Upon termination of Matthews' employment for any reason, he is entitled to receive all unpaid salary, earned bonuses, vacation and other accrued benefits through the date of termination. If Mr. Matthews' employment is terminated without “Good Cause,” as defined in the Employment Agreement, he is also entitled to severance payments in an amount equal to the annual salary at the rate in effect as of the date of termination for the remainder of the term but not less than two times his annual salary, and payment of health insurance premiums for himself and his family for twelve months immediately after termination.

The above description is a summary only and is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 10.3 filed herewith.

There is no arrangement or understanding between Mr. Matthews and any other person, pursuant to which Mr. Matthews is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Matthews and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Matthews is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Matthews had been previously employed as Vice President of Government and Commercial Sales at Ultralife Corporation (formerly known as Ultralife Batteries Inc., "Ultralife"), where he managed a 15 person direct sales force with over 50 distributors and agents located in six continents. Mr. Matthews joined Ultralife in 2000 and, in addition to Vice President of Government and Commercial Sales has served as Vice President/General Manager of Governmental Products, where he was responsible for all sales and engineering activity in the Government business unit, which accounted for 65% of Ultralife's revenue stream, Director of Sales, Director of Quality and Lead Cell and Battery Designer. Before this, Mr. Matthews served for Saft America from 1997 to 2000 as a lithium sulfur dioxide cell designer, and for Eagle Pitcher from 1995 to 1997 as a thermal battery design engineer. Mr. Matthews has a B.S. in Engineering Management and Chemical Engineering from Missouri University of Science and Technology.

A copy of the press release announcing the appointment of Mr. Matthews as Vice President of Sales and Marketing of the Company is attached hereto as Exhibit 99.1.

With the exception of the Employment Agreement, the Stock Option Award Agreement, and the Stock Award Agreement described above, there is no material plan, contract or arrangement to which Mr. Matthews is a party, or in which he participates, nor has there been any material amendment to any plan, contract or arrangement, by virtue of his appointment as Vice President of Sales and Marketing.

Item 9.01

(d)      Exhibits

Exhibit Number	Description

10.1	Employment Agreement between WindTamer Corporation and Mark Matthews, dated as of December 17, 2009.

10.2	Form of WindTamer Corporation Stock Award Agreement under 2008 Equity Incentive Plan.

10.3
Form of WindTamer Corporation Stock Option Award Agreement with employees/consultants under 2008 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.15 to the Registration Statement on Form S-1 of WindTamer Corporation dated July 16, 2009 (File No. 333-157304)).

99.1	Press Release issued December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDTAMER CORPORATION

Date: December 17, 2009	By:	/s/ Gerald E. Brock
Name: Gerald E. Brock
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between WindTamer Corporation and Mark Matthews, dated as of December 17, 2009.

10.2	Form of WindTamer Corporation Stock Award Agreement under 2008 Equity Incentive Plan.

10.3
Form of WindTamer Corporation Stock Option Award Agreement with employees/consultants under 2008 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.15 to the Registration Statement on Form S-1 of WindTamer Corporation dated July 16, 2009 (File No. 333-157304)).

99.1	Press Release issued December 17, 2009.